UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Quaker Chemical Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUAKER CHEMICAL CORPORATION

901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 13, 2020

The following Notice of Change of Location and Time (this ‘‘Notice’’) supplements and relates to the original notice and proxy statement (the ‘‘Proxy Statement’’) of Quaker Chemical Corporation (the “Company,” doing business as Quaker Houghton), dated March 31, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, May 13, 2020 at 2:30 p.m. Eastern Time. This Notice is being filed with the Securities and Exchange Commission on March 31, 2020 and is being made available to shareholders on or about April 3, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION AND TIME

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2020

To the Shareholders of QUAKER HOUGHTON:

Due to the growing health impact of the coronavirus (COVID-19) pandemic, the extensive federal and local restrictions on non-essential activities, and out of concern for the health and well-being of our colleagues and shareholders, NOTICE IS HEREBY GIVEN that the location and time of the Annual Meeting of Shareholders of Quaker Chemical Corporation (doing business as Quaker Houghton) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, May 13, 2020, but will now be held at 2:30 p.m. Eastern Time. In light of public health concerns regarding the coronavirus pandemic, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 4, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/KWR2020, you must enter the control number found on your proxy card, voting instruction form or notice enclosed in this package. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to participate in the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Robert T. Traub

Senior Vice President, General Counsel and Corporate Secretary

March 31, 2020

The Annual Meeting on May 13, 2020 at 2:30 p.m. Eastern Time is available at www.virtualshareholdermeeting.com/KWR2020. The Proxy Statement and 2019 Annual Report to Shareholders are available on our Investor Relations website at www.quakerhoughton.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.